Exhibit (h)(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                    Amendment #2 (dated December 31, 1998) to
                                   SCHEDULE A
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


         The Administrative Services Agreement dated November 11, 1996 between Federated Administrative Services and FundManager Portfolios includes the following portfolios (and any classes thereof) effective as of the date set forth above:

                           Aggressive Growth Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                          Growth with Income Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                                Growth Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                                 Bond Portfolio
                Class A Shares (formerly Financial Adviser Class)

                         Managed Total Return Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                             International Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares


                                 FUNDMANAGER PORTFOLIOS

                                 By: /s/ John Danello
                                 Name:   John Danello
                                Title: President


                               FEDERATED ADMINISTRATIVE SERVICES

                               By:  /s/ Victor R. Siclari
                               Name:    Victor R. Siclari
                               Title:  Vice President


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                                                 Exhibit (h)(vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                   ADDENDUM TO
                        ADMINISTRATIVE SERVICES AGREEMENT


         This Addendum to the Administrative Services Agreement is made and entered into as of December 15, 1998, by and between FundManager Portfolios (the "Trust") and Federated Administrative Services ("FAS").

         WHEREAS, the Trust and FAS entered into an Administrative Services Agreement dated November 11, 1996 (the "Agreement"); and

     WHEREAS, the Trust and FAS have agreed to amend the Agreement in certain respects;

         NOW THEREFORE, the parties intending to be legally bound agree as follows:

         1. Section 2, Services and Duties, is amended by adding the following additional "Tax Services" as part of its Administrative Services:

                  (n) FAS will prepare all portfolio-related tax returns, and perform the following excise, income and compliance-related tax services:

                    (i) prepare and file federal income and excise, and state and local tax reports;

                    (ii) actively monitor periodic income and asset tests;

                    (iii)review  gain/loss  activity  for wash sales  deferrals, market discount reclass, and proper tax basis;

                    (iv) perform  technical tax research  relating to securities new to the portfolios and ensure that tax accounting policies and accounting systems are appropriate; and

                    (v) reply to income tax notices and inquiries from federal, state and local taxing authorities.

                    2. Section 5, Compensation is amended by adding the following paragraph:

                  FAS will provide the Tax Services at its cost, which is a current rate of $3,000 per portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed by their officers designated below as of the 15th day of December, 1998.


                             FUNDMANAGER PORTFOLIOS


                             By:  /s/ John Danello
                             Name:  John Danello
                             Title:  President


                        FEDERATED ADMINISTRATIVE SERVICES


                              By:  /s/ Victor R. Siclari
                              Name:  Victor R. Siclari
                              Title:  Vice President